UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DWS DREMAN VALUE INCOME EDGE FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
ROBERT FERGUSON
SCOTT FRANZBLAU
ROBERT H. DANIELS
GREGORY R. DUBE
WILLIAM J. ROBERTS
LYNN D. SCHULTZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2

Western Investment LLC (“Western Investment”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by Western Investment at the 2010 annual meeting of shareholders (the “Annual Meeting”) of DWS Dreman Value Income Edge Fund, Inc. (the “Fund”).  Western Investment has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On May 13, 2010, Western Investment delivered the following letter to shareholders:

LEADING PROXY ADVISORY FIRM RISKMETRICS GROUP/ISS RECOMMENDS
VOTING FOR WESTERN INVESTMENT

May 13, 2010

Dear Stockholders of DWS Dreman Value Income Edge Fund, Inc.:

Western Investment LLC (“Western Investment”) recently mailed to you proxy materials for the upcoming Annual Meeting of Stockholders of DWS Dreman Value Income Edge Fund, Inc. (the “Fund”), to be held on Monday, May 24, 2010.  Please be sure to use the GOLD Proxy Card to authorize your proxy to vote “FOR” Western Investment’s four nominees to the Fund’s Board of Directors (the “Board”), and “FOR” Western Investment’s non-binding resolution to declassify the Board so that stockholders have the ability to elect all directors, not just a minority of them, each year.

Most recently, lending proxy advisory firm RiskMetrics Group/ISS recommended that stockholders vote on the GOLD Proxy Card for three Western Investment nominees and for Western Investment’s proposal to declassify the Board so that all directors face election annually instead of every three years.  We are gratified to receive RiskMetrics Group’s recommendation and believe it confirms our position that it is time for a change.

You probably also recently received a letter from the incumbent board soliciting your vote and suggesting that Western Investment has divided loyalties.  That’s not true. Western Investment is the largest investor in the Fund.  We are committed to maximizing the value of all stockholders’ investments–if the value of Western Investment’s investment in the Fund prospers, so will yours.

The people with questionable loyalties are the Fund’s so-called “independent” incumbent directors, every one of whom is paid more than $240,000 per year for serving as Deutsche’s puppets at over 125 Deutsche-advised funds.  We believe their claim of “independence” is a farce, and their loyalties are to Deutsche, not to you or other stockholders.  Indeed, their disloyalty to stockholders is evident from the many repugnant rules they’ve adopted that protect Deutsche and themselves from the risks of fair democratic elections.  What are they so afraid of?

Here’s what they’re afraid of:  Their letter boasts about the Fund’s one-year performance.  A blindfolded monkey could have picked stocks that made money over the past year.  In reality, the Fund is down more than 50% over the past two years and down more than 67% over the life of the Fund.  The truth is that Deutsche and these directors have performed miserably!

Please support Western Investment’s nominees and proposal to declassify the Board.  Authorize Western Investment to vote your proxy today by telephone or via the Internet (Western Investment is described online as the opposition) as described in the GOLD proxy card provided, or by signing, dating and returning the GOLD proxy card in the postage pre-paid envelope provided.    A vote for Western Investment’s GOLD proxy is a vote for your own investment.

Sincerely,

    /s/ Art Lipson

Art Lipson
Western Investment LLC

VOTING IS EASY-FOLLOW THESE SIMPLE STEPS

If you have any questions or need assistance voting your shares, please contact
Innisfree M&A Incorporated at (877) 687-1873 or (212) 750-5833

YOUR SHARES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS
ON CERTAIN MATTERS TO BE ACTED UPON AT THE MEETING

Please forward your voting instructions as soon as possible using one of the following methods:

Available 24 Hours–7 Days a Week

VOTE BY TELEPHONE		VOTE BY INTERNET
Using a touch-tone telephone, call the toll-free number which appears on the top left corner of your enclosed Voting Instruction Form		Go to website: WWW.PROXYVOTE.COM
Just follow these four easy steps:		Just follow these four easy steps:
1.	Read the Western Investment LLC Proxy Materials and enclosed Voting Instruction Form.	1.	Read the Western Investment LLC Proxy Materials and enclosed Voting Instruction Form.
2.	Call the toll-free number located on the top left corner of your Voting Instruction Form.	2.	Go to the website www.proxyvote.com.
3.	Enter your 12-digit Control Number located on your Voting Instruction Form.	3.	Enter your 12-digit Control Number located on your Voting Instruction Form.
4.	Follow the simple recorded instructions.	4.	Follow the simple instructions.
	Please vote your shares with “Opposition.” Western Investment is identified as “Opposition.”		Please vote your shares with “Opposition.” Western Investment is identified as “Opposition.”

If you vote by telephone or Internet, do not return your Voting Instruction Form.
Thank you for your vote!